THE COMPANY HAS NOT REGISTERED THE SECURITIES EVIDENCED BY THIS NOTE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. YOU MAY NOT SELL, OFFER TO SELL, PLEDGE, HYPOTHECATE OR OTHERWISE TRANSFER YOUR INTEREST IN THIS NOTE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR, SUPPORTED BY AN OPINION OF COUNSEL DELIVERED TO THE COMPANY IF THE COMPANY REQUIRES ONE, QUALIFYING THE TRANSACTION FOR AN EXEMPTION TO THE REGISTRATION REQUIREMENT.

CONVERTIBLE PROMISSORY NOTE

Holder:	_____________.
Company:	GenSpera, Inc.
Note Date:	December ___, 2003
Maturity Date:	December ___, 2008
Principal Amount:	US$______.
Interest Rate:	4.20%
Place:	____________.

For value received, GENSPERA, INC., a Delaware corporation (the "Company"), whose address is 106 Victoria Ct., Downingtown, PA, 19335, promises to pay to __________ ("Lender") or to Lender's registered assigns (in either case, the "Holder"), at _______________________, or such other address as may be designated in written notice by the Holder to the Company, the principal sum of ___________ Dollars ($00,000.00) (the "Principal Amount").

The following is a statement of the rights of the Holder and the conditions to which this Note is subject, to which the Holder, by the acceptance of this Note, agrees:

1. Principal and Interest; Prepayment.

1.1 Principal and Interest. Interest shall accrue on the unpaid Principal Amount at a rate of Four Percent (4.20%) per annum, simple interest ("Interest"). The outstanding Principal Amount and any unpaid Interest shall become due and payable upon demand beginning anytime on or after December ___, 2008, unless this Note is converted earlier pursuant to the terms of its Section 2.

1.2 Prepayment. At anytime beginning five (5) business days after providing the Holder written notice of a Qualified Financing, as defined in Section 2.1, and subject to the provisions of Section 2.1.2, the Company may prepay in whole or in part the outstanding Principal Amount plus the accrued and unpaid Interest.

2. Conversion

2.1 Conversion.

2.1.1 Upon the Company's giving the Holder written notice of its completion of an equity financing in the amount of at least $500,000, in one closing or a series of closings (a "Qualified Financing"), the outstanding Principal Amount plus accrued and unpaid Interest may, at the Holder's option, be converted into fully paid and non-assessable shares of such equity securities (the "Qualified Securities") at the price per share (the "Conversion Price") paid by the investors in such Qualified Financing. The shares of Qualfied Securities to be issued upon conversion of the Note shall be entitled to the same rights and be subject to the same obligations provided in the purchase agreement entered into with investors with respect to the sale of the Qualified Securities.

2.1.2 In the event that the investors require the Holder to convert the Principal Amount plus accrued and unpaid Interest into Qualified Securities as a condition to completion of the Qualified Financing, Holder agrees that by operation of this Section 2.1.2 and without further instrument, the conversion of Section 2.1.1 shall be automatic and not at the Holder’s option.

2.2 Issuance of Stock; Fractional Shares. As soon as practicable after conversion of this Note, the Company, at its expense, will cause to be issued in the name of and delivered to the Holder, a certificate or certificates for the number of fully paid and nonassessable shares of Qualified Securities to which the Holder shall be entitled upon such conversion, which certificates shall include legends restricting transfer under the federal and state securities laws. No fractional shares will be issued upon conversion of this Note. If, upon conversion of this Note, a fraction of a share results, the Company will pay the cash value of that fractional share, calculated on the basis of the Conversion Price.

3. Holder's Representations. This Note has been executed in favor of Holder in reliance upon the following representations and covenants of the Holder, which by receipt of this Note the Holder hereby confirms:

3.1 Disclosure Documents. In connection with the transactions pursuant to which this Note has been issued, the Holder and its representatives and legal counsel have been afforded full and free access to corporate books, financial statements, records, contracts, documents and other information concerning the Company and to its offices and facilities, have been afforded an opportunity to ask such questions of the Company’s officers, employees, agents, accountants and representatives concerning the Company’s business, operations, financial condition, assets, liabilities, and other relevant matters as it has deemed necessary or desirable, and has been given all such information requested, in order to evaluate the merits and risks of this Warrant and the Preferred Stock into which it is exercisable.

3.2 Investment Purpose. The Holder is acquiring the Shares issued or issuable upon exercise of the Holder’s rights contained herein for the Holder’s own account for the purpose of investment and not for or with a view to the resale, distribution, subdivision, or fractionalization thereof.

3.3 Restricted Securities. The Holder understands that (i) the Shares have not been registered under the U.S. Securities Act of 1933, as amended (the “Act”) because it is being issued in a transaction exempt from the registration requirements of the Act pursuant to Section 4(2) thereof or Regulation D promulgated under the Act, (ii) the Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Act or is exempt from such registration (and accordingly, the Holder should be prepared to bear the economic risk of an investment in the Shares for an indefinite period), and (iii) the Company will make a notation on its transfer books to such effect.

3.4 Sufficient Knowledge and Experience. The Holder has sufficient knowledge and experience in investing so as to be able to evaluate the risks and merits of the investment in the Company upon exercise of the Note.

3.5 High Degree of Risk. The Holder acknowledges and understands that the purchase of the Shares upon exercise of the Note is speculative and involves a high degree of risk. In electing to exercise the Note, the Holder recognizes the potential of losing the Holder’s entire investment and hereby acknowledges the Holder’s ability to bear such loss.

4. Transfer of Note; Restrictions on Transfer. This Note may be transferred only in compliance with applicable federal and state securities laws and only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. A new Note for like principal amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of the Note. The Holder agrees to provide a Form W-9 to the Company upon request.

5. Events of Default. If any of the following events (each an "Event of Default") shall occur, the Holder may, so long as such condition exists, declare the outstanding Principal Amount and accrued but unpaid Interest immediately due and payable, by notice in writing to the Company:

5.1 If the Company (a) institutes proceedings to be adjudicated as bankrupt or insolvent, (b) files a petition or answer or consent seeking reorganization or release under the federal Bankruptcy Act, or any other applicable federal or state law, (c) has a receiver, liquidator, or trustee, appointed with respect to substantially all of its assets, (d) makes an assignment for the benefit of creditors, or (e) takes any corporate action in furtherance of any such action;

5.2 If, within 60 days after commencement of an action against the Company (and service of process on the Company) seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution, or similar relief under any present or future statute, law, or regulation, such action shall not have been resolved in favor of the Company or all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within 60 days after the appointment without consent or acquiescence of the Company of any trustee, receiver, or liquidator of the Company, such appointment shall hot have been vacated;

5.3 Any declared default of the Company under any indebtedness that gives the holder the right to accelerate such indebtedness, and such indebtedness is in fact accelerated by the holder;

5.4 Failure to pay the Principal Amount and Interest when due; or

5.5 The adoption of any plan of liquidation, dissolution, or winding up of the Company, or the involuntary occurrence thereof.

6. Miscellaneous.

6.1 Remedies. The Company and all endorsers of this Note hereby waive notice, presentment, protest, and notice of dishoner.

6.2 Holder as Owner. The Company may deem and treat the holder of record of this Note as the absolute owner for all purposes regardless of any notice to the contrary.

6.3 No Shareholder Rights. This Note shall not entitle the Holder to any voting rights or any other rights as a shareholder of the Company or to any other rights except the rights stated herein; and no dividend shall be payable or shall accrue in respect of this Note or the Qualified Securities, until this Note is converted.

6.4 Successors and Assigns. This Note shall inure to the benefit of and be binding on the successors and assigns of the parties.

6.5 Governing Law; Jurisdiction. This Note shall be governed by and construed under the internal laws of the Commonwealth of the State of Pennsylvania, without reference to the principles of conflicts of law or choice of laws. The Holder and the Company consent to the jurisdiction and venue of the federal and state courts located in Philadelphia, Pennsylvania, with respect to any controversy or claims arising under or related to this Note.

6.6 Notices. Any notice to be given by one party to the other pursuant to this Note shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy, or by electronic or digital transmission method and an appropriate confirmation is received; the day after it is sent, if sent for next day delivery to a domestic address by a recognized overnight delivery service; and upon receipt if delivered in person, sent by facsimile, or deposited into the United States mail, postage pre-paid, by certified or registered mail, return receipt requested. Notice shall be sent to Holder and to the Company at their respective addresses set forth above, or at such other address as either shall furnish to the other in writing.

6.7 Headings. The captions and headings contained in this Note are for convenience of reference only and shall not limit or otherwise affect the meaning or interpretation hereof.

6.8 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

6.9 Further Assurances. At any time and from time to time after the date hereof the parties hereto agree to do all such further acts and things as the other party may reasonably request for the purpose of carrying out the intent of this Note and the documents referred to herein, and as may be deemed reasonably necessary by the parties.

6.10 Entire Agreement; Amendment. This Note, together with any schedules, annexes and exhibits hereto, contains the entire understanding of the parties relating to the subject matter hereof and supersedes any prior agreements, written or oral, with respect to the same subject matter. This Note may not be amended or modified except by a written agreement executed by the party to be charged with the amendment.

Signature block on next page

IN WITNESS WHEREOF, the Company has caused this Note to be executed as of the date first written above.

GenSpera, Inc.

By:
Its: Secretary

NOTICE OF EXERCISE

OF

CONVERSION OF PROMISSORY NOTE

To:   GenSpera, Inc.:

The undersigned hereby elects to convert the attached Promissory Note into the number of shares of Qualified Securities as may be determined by dividing the Principal Amount plus accrued but unpaid Interest by the Conversion Price. The undersigned represents that the undersigned acquires the Qualified Securities for the undersigned's own account and not with a view to, or for resale in connection with, the distribution thereof, and that the undersigned has no present intention of distributing or reselling such Qualified Securities.

Please issue a certificate or certificates representing the Qualified Securities in the name of the undersigned or in such other name as is specified below.

Dated this ____ day of ______________________.

___________________________ (Signature) ___________________________ (Print Name) ___________________________ (Title if an Entity)
___________________________ (Name of Certificate Holder) ___________________________ ___________________________ (Address)